------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K/A




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: May 28, 1999
                        (Date of earliest event reported)


                               GUITAR CENTER, INC.
             (exact name of registrant as specified in its charter)


           DELAWARE                 COMMISSION FILE:            95-4600862
 (State or other jurisdiction          000-22207               (IRS Employer
     of incorporation or                                    Identification No.)
        organization)




                               5155 CLARETON DRIVE
                          AGOURA HILLS, CALIFORNIA 91301
          (Address of Principal executive offices, including zip code)



                                 (818) 735-8800
              (Registrant's telephone number, including area code)




------------------------------------------------------------------------------
------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

     The sole purpose of this Amendment to the Form 8-K filed on June 4, 1999 is to provide the required financial statements of Musician's Friend, Inc. and the Combined Proforma Financial Statements in the following exhibits.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    The following financial statements of Musician's Friend, Inc. are included in Appendix A hereto and filed herewith:

    -   Report of Independent Accountants
    -   Balance Sheets as of December 31, 1997 and 1998
    - Statements of Operations and Accumulated Deficit for the years ended December 31, 1996, 1997 and 1998
    - Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998
    -   Notes to financial statements


(b) PRO FORMA FINANCIAL INFORMATION.

    The following pro forma financial information is included in Appendix B hereto and filed herewith:
    -   Pro Forma Combined Financial Statements - Basis of Presentation
    -   Pro Forma Combined Statements of Earnings:
        -   For the year ended December 31, 1998
        -   For the year ended December 31, 1997
        -   For the year ended December 31, 1996
    -   Notes to Pro Forma Combined Financial Statements

                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                               GUITAR CENTER, INC.



Date:  August 11, 1999         By  /s/  BRUCE ROSS
                                   --------------------------------------
                                   NAME:    Bruce Ross
                                   TITLE:   Executive Vice President and
                                            Chief Financial Officer

                                   APPENDIX A

                                Musician's Friend
                              Financial Statements

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Musician's Friend, Inc.



In our opinion, the accompanying balance sheet and the related statements of operations and changes in accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Musician's Friend, Inc. (the "Company") at December 31, 1998 and 1997, and the results of its operations and for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




May 28, 1999


MUSICIAN'S FRIEND, INC.
BALANCE SHEET
DECEMBER 31, 1998 AND 1997
------------------------------------------------------------------------------------------------------------

ASSETS
                                                                              1998                   1997
Current assets:
   Cash and cash equivalents                                             $    358,709           $    614,927
   Accounts receivables, less allowances (Note 1)                           3,038,830              9,852,076
   Merchandise inventories                                                 24,103,823             12,979,429
   Deferred catalog costs                                                   1,112,164              1,454,794
   Prepaid expenses and other current assets                                   72,333                161,608
                                                                         ------------           ------------
     Total current assets                                                  28,685,859             25,062,834

Equipment and leasehold improvements, net (Notes 2 and 5)                   7,656,328              3,325,495
Other assets                                                                  121,740                 19,361
                                                                         ------------           ------------
     Total assets                                                        $ 36,463,927           $ 28,407,690
                                                                         ------------           ------------
                                                                         ------------           ------------

                   LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
   Line of credit (Note 3)                                               $ 13,126,500           $  2,000,000
   Accounts payable                                                        16,606,055             11,310,372
   Accrued expenses (Note 7)                                                1,042,178              3,431,565
   Merchandise allowances                                                   2,228,638                347,471
   Current portion of capital lease obligations (Note 5)                      251,052                144,897
   Current portion of subordinated notes payable (Note 4)                     276,391                848,746
                                                                         ------------           ------------
     Total current liabilities                                             33,530,814             18,083,051

Other long-term liabilities                                                   143,831                      -
Capital lease obligations, less current portion (Note 5)                      901,067                678,878
Subordinated notes payable to related parties (Notes 4 and 13)             13,071,015              9,708,343
                                                                         ------------           ------------
     Total liabilities                                                     47,646,727             28,470,272
                                                                         ------------           ------------
Commitments and contingencies (Notes 8, 9 and 13)

Equity (deficit):
   Common stock, par value $0.01:  500,000 shares authorized;
     100,000 shares issued and outstanding at December 31, 1998                   100                      -
   Accumulated deficit                                                    (11,182,900)               (62,582)
                                                                         ------------           ------------
     Total equity (deficit)                                               (11,182,800)               (62,582)
                                                                         ------------           ------------
     Total liabilities and equity (deficit)                              $ 36,463,927           $ 28,407,690
                                                                         ------------           ------------
                                                                         ------------           ------------


         The accompanying notes are an integral part of this statement.


MUSICIAN'S FRIEND, INC.
STATEMENT OF OPERATIONS AND CHANGES IN ACCUMULATED DEFICIT
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------------------------------------------------

                                                                    1998                   1997                   1996
Net sales                                                       $ 94,052,382           $ 70,697,769           $ 46,373,034
Cost of sales                                                     67,947,415             48,017,520             30,499,939
                                                                ------------           ------------           ------------
   Gross profit                                                   26,104,967             22,680,249             15,873,095

Operating expenses:
   Selling general and administrative                             34,801,936             17,671,931             10,397,426
                                                                ------------           ------------           ------------

     Operating income (loss)                                      (8,696,969)             5,008,318              5,475,669

Other (expense) income:
   Interest expense, net                                          (2,335,975)              (963,815)              (387,814)
   Other income                                                       15,186                101,965                303,192
                                                                ------------           ------------           ------------
     Net income (loss) before income taxes                       (11,017,758)             4,146,468              5,391,047

Income tax expense (Note 8)                                            2,560                      -                      -
                                                                ------------           ------------           ------------
     Net income (loss)                                           (11,020,318)             4,146,468              5,391,047

Retained earnings (accumulated deficit) at beginning
  of year                                                            (62,582)             1,790,950              1,918,076

Distributions to beneficiaries                                      (100,000)            (6,000,000)            (5,518,174)
                                                                ------------           ------------           ------------
Retained earnings (accumulated deficit) at end of year          $(11,182,900)          $    (62,582)          $  1,790,949
                                                                ------------           ------------           ------------
                                                                ------------           ------------           ------------


         The accompanying notes are an integral part of this statement.


MUSICIAN'S FRIEND, INC.
STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
------------------------------------------------------------------------------------------------------------------------------

                                                                        1998                   1997                   1996
Cash flows from operating activities:
   Net income (loss)                                               $(11,020,318)          $  4,146,468           $  5,391,047
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization expense                              862,505                300,860                100,932

     Changes in assets and liabilities:
       Accounts receivables                                           6,813,246             (5,322,280)            (3,857,466)
       Merchandise inventories                                      (11,124,394)            (4,879,355)            (1,741,216)
       Deferred catalog costs                                           342,630             (1,055,878)              (191,552)
       Prepaid expenses and other current assets                         89,275               (118,580)               (34,936)
       Accounts payable                                               5,295,683              8,351,110              1,451,516
       Accrued expenses                                                 324,464               (145,655)               157,941
       Other current and non-current liabilities                       (688,853)               174,840               (936,684)
                                                                   ------------            -----------            -----------
       Cash provided by (used in) operating activities               (9,105,762)             1,451,530                339,582
                                                                   ------------            -----------            -----------
Cash flows from investing activities:
   Purchases of equipment and leasehold improvements                 (5,193,338)            (2,998,429)              (352,418)
   Decrease (increase) in other assets                                 (102,379)                 4,500                  4,500
                                                                   ------------            -----------            -----------
       Cash used in investing activities                             (5,295,717)            (2,993,929)              (347,918)
                                                                   ------------            -----------            -----------
Cash flows from financing activities:
   Net proceeds under line of credit agreement                       11,126,500              2,000,000                      -
   Net proceeds from notes payable                                    2,790,317              4,146,513              6,255,058
   Capital lease arrangements                                           529,698                      -                      -
   Payments under capital, lease obligations                           (201,354)                     -                      -
   Proceeds from stock issuance                                             100                      -                      -
   Distributions to beneficiaries                                      (100,000)            (6,000,000)            (5,518,174)
                                                                   ------------            -----------            -----------
       Cash provided by financing activities                         14,145,261                146,513                736,884
                                                                   ------------            -----------            -----------
Net increase (decrease) in cash and cash equivalents                   (256,218)            (1,395,886)               728,548

Cash and cash equivalents, beginning of year                            614,927              2,010,813              1,282,265
                                                                   ------------            -----------            -----------
Cash and cash equivalents, end of year                             $    358,709           $    614,927           $  2,010,813
                                                                   ------------            -----------            -----------
                                                                   ------------            -----------            -----------


         The accompanying notes are an integral part of this statement.

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS
    The Company is a specialty retailer selling musical instruments nationally via direct mail and regionally through nine retail stores in Colorado, Louisiana, Nevada, Oregon, Tennessee, Utah and Washington. See Note 13.

    ENTITY REORGANIZATION
    On January 1, 1998, Musician's Friend Trust (the "Trust") transferred all of its assets and liabilities to Musician's Friend, Inc. ("MFI"), a newly formed Delaware corporation. In exchange, the Trust received all of the issued and outstanding shares of common stock of MFI, with a par value of $.01 per share. The accompanying 1997 and 1996 financial statements present the accounts of the Trust, whereas the accompanying 1998 financial statements present the accounts of MFI.

    CASH AND CASH EQUIVALENTS
    The Company considers all highly liquid investments purchased with maturities less than three months at the date of purchase to be cash equivalents. The Company had $57,223 and $333,517 in money market funds at December 31, 1998 and 1997, respectively.

    REVENUE RECOGNITION
    Mail order and internet sales, net of estimated returns and allowances, are recognized when the related products are shipped to customers. Retail sales are recognized at the time of sale. Merchandise deposits received in advance of product shipment are included as current liabilities in the accompanying balance sheet.

    The Company recognizes a provision for estimated future returns and allowances based upon past and current experience. Such provisions are recorded as reductions of net sales and cost of sales in the accompanying statement of operations.

    RECEIVABLES
    Receivables principally relate to credit card sales due on an installment basis over two to five months.

    Receivables are recorded net of the following allowances:

                                                      1998            1997
                                                  ------------     ---------
       Allowance for doubtful accounts            $  3,257,000     $ 481,000
       Sales returns and allowances, net             1,488,300       381,000
                                                  ------------     ---------

                                                  $  4,745,300     $ 862,000
                                                  ------------     ---------
                                                  ------------     ---------

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    MERCHANDISE INVENTORIES
    Merchandise inventories are stated at the lower of cost or market using the first-in, first-out method to determine cost.

    ADVERTISING
    The Company capitalizes mail order catalog costs on a catalog-by-catalog basis. Other advertising is expensed as incurred. These costs are amortized over the expected period of future benefits, not to exceed five months. Total advertising expense for the years ended December 31, 1998, 1997 and 1996 aggregated $7,544,686, $5,112,342 and $2,967,581, respectively. Such expenses are included in selling, general and administrative expenses in the accompanying statement of operations.

    EQUIPMENT AND LEASEHOLD IMPROVEMENTS
    Equipment and leasehold improvements are stated at cost. Expenditures for additions and major improvements are capitalized and expenditures for repairs and maintenance are charged to operations as incurred. Depreciation for financial reporting purposes is determined using the straight-line method over the estimated useful lives of the assets, ranging from three to fifteen years. Leasehold improvements are amortized over the shorter of the life of the asset or the term of the lease. Upon sale or retirement of equipment, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recorded in operations.

    STATEMENT OF CASH FLOWS
    During the years ended December 31, 1998, 1997 and 1996, the Company made interest payments of $2,335,975 , $963,815 and $387,814, respectively. In addition, during the years ended December 31, 1998 and 1997, the Company entered into non-cash transactions to acquire computer office equipment at a cost of $529,698 and $834,672, respectively, under capital lease agreements (Note 5).

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS
    Certain reclassifications have been made to the prior years' data to conform with the current year's presentation. Such reclassifications had no effect on the Company's previously reported results of operations or financial position.

    FAIR VALUE OF FINANCIAL INSTRUMENTS
    In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of the fair value of certain financial instruments.

    The recorded amounts of cash and cash equivalents, receivables, accounts payable and accrued expenses, lines of credit and other current liabilities as presented in the financial statements approximate fair value because of the short-term maturity of these instruments. The recorded amount of notes payable and capital lease obligations approximates fair value as the actual and imputed interest rates approximate current competitive rates.

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INCOME TAXES
    On January 1, 1998, the Company terminated its trust status and converted to a C Corporation for income tax purposes. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributed to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

    Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making its assessment.


2.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Equipment and leasehold improvements consist of the following:


                                                                      1998            1997
                                                                  -----------     -----------
       Equipment, furniture and fixtures                          $ 4,320,888     $ 2,616,905
       Leasehold improvements                                       4,135,150       1,231,875
       Instruments                                                    127,974         127,974
       Vehicles                                                        24,585          29,585
       Construction in progress                                       863,972         272,892
                                                                  -----------     -----------
                                                                    9,472,569       4,279,231
       Less accumulated depreciation and amortization              (1,816,241)       (953,736)
                                                                  -----------     -----------
                                                                  $ 7,656,328     $ 3,325,495
                                                                  -----------     -----------
                                                                  -----------     -----------


3.  LINE OF CREDIT

    The Company maintains an operating line of credit with an aggregate borrowing limit of $16,000,000 for the purchase of inventories. Borrowings under the line of credit are secured by a UCC filing of inventories, accounts receivable, equipment and intangibles, and bear interest at rates up to the bank's prime rate plus .5% (9.0% at December 31, 1998). Outstanding borrowings under the operating line of credit at December 31, 1998 and 1997 aggregated $13,126,500 and $2,000,000, respectively.

    The line of credit agreement contains various affirmative and negative covenants, including but not limited to the amounts of tangible net worth and minimum current ratio. At December 31, 1998, the Company was not in compliance with certain covenants. As a result, the bank could, under the

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

3.  LINE OF CREDIT (CONTINUED)

    provisions of the line of credit agreement, have declared an event of default and demanded full payment of all outstanding balances. Subsequent to year-end, the Company entered into a new line of credit agreement with a different bank, and the entire balance outstanding on the existing line of credit was repaid with proceeds from the new line of credit. The new line of credit expires in February, 2002. In May 1999, the entire outstanding amount of the new line of credit was fully repaid as a part of the merger (see Note
    13).


4.  SUBORDINATED NOTES PAYABLE TO RELATED PARTIES

    The Company has obtained notes from various related parties to finance the purchase of equipment and to finance operations. Effective March 6, 1998, these balances became subordinated to the bank line of credit (Note 3). Subordinated notes payable to related parties are summarized as follows:


                                                                               1998              1997
                                                                           -----------       ------------

       Notes payable in monthly installments of principal and
         interest at 9%, maturing on varying dates through
         February 2003, subordinated to any and all other debt,
         unsecured                                                         $ 5,416,210       $  3,802,893

       Note payable with interest-only payments at 9% until
         maturity in March 2000, subordinated to any and all
         other debt, unsecured                                               2,585,483          2,053,483

       Note payable with interest-only payments at 9% until
         maturity in March 2001, subordinated to any and all
         other debt, unsecured                                               5,345,713          4,700,713
                                                                          ------------       ------------
                                                                            13,347,406         10,557,089
       Less current portion                                                   (276,391)          (848,746)
                                                                          ------------       ------------
       Long-term portion                                                  $ 13,071,015       $  9,708,343
                                                                          ------------       ------------
                                                                          ------------       ------------

    Maturities of notes payable at December 31, 1998 are summarized as follows:

       1999                                         $    276,391
       2000                                            2,585,483
       2001                                            5,345,713
       2002                                            3,416,819
       2003                                            1,723,000
                                                    ------------
                                                    $ 13,347,406
                                                    ------------
                                                    ------------

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

5.  CAPITAL LEASE OBLIGATIONS

    At December 31, 1998 and 1997, computer equipment and furniture include $1,364,370 and $834,672, respectively, of assets held under capital leases with related accumulated amortization aggregating $248,120 and $71,537, respectively.

    The capital lease agreements require minimum future payments as follows:

       1999                                               $  352,259
       2000                                                  352,259
       2001                                                  365,642
       2002                                                  266,639
       2003                                                   57,258
                                                         -----------
       Total minimum lease payments                        1,394,057
       Less amount representing interest                    (241,938)
                                                         -----------
       Present value of net minimum lease payments         1,152,119
       Less current portion                                 (251,052)
                                                         -----------
                                                          $  901,067
                                                         -----------
                                                         -----------

6.  STOCK OPTION PLAN

    Effective February 13, 1998, the Company adopted the 1998 Stock Option Plan (the "Plan"), which consists of two separate qualified stock option plans: the 1998 Key Employees Stock Option Plan (the "Key Employees Plan"), and the 1998 Employees Stock Option Plan (the "Employee Plan"). The Key Employees Plan provides for issuance of up to 20,500 shares of common stock and the Employees Plan provides for issuance of up to 4,500 shares of common stock. The exercise price for incentive stock options under both Plans are granted at the fair market value of the underlying shares on the date of grant. The Plan is administered by the Company's Board of Directors. The Board has the authority to determine the persons to whom awards will be made, the number of shares covered by options and their exercise prices, and other terms and conditions of awards. Options issued under the Plan are generally subject to a five-year vesting schedule from the date of grant and expire ten years from original grant date.

    All 20,500 and 4,500 stock options available for issuance under the Key Employees Plan and Employees Plan, respectively were granted during 1998, and were outstanding as of December 31, 1998. No options were exercisable as of December 31, 1998. The weighted-average exercise price of the 25,000 options granted during 1998 was $203.50.

    See Note 13.

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

6.  STOCK OPTION PLAN (CONTINUED)

   The following table sets forth the exercise prices, the number of options outstanding and exercisable, and the remaining contractual lives of the Company's stock options at December 31, 1998:

                        NUMBER                          NUMBER
                      OUTSTANDING      WEIGHTED-      EXERCISABLE
    COMMON                AT            AVERAGE           AT
   EXERCISE          DECEMBER 31,     CONTRACTUAL    DECEMBER 31,
    PRICE                1998            LIFE            1998
------------         ------------     -----------    --------------
    $ 200.00           20,625          9.2 years          -
      220.00            4,375          9.2 years          -
                       ------                            ----
                       25,000                             -
                       ------                            ----
                       ------                            ----

    FAS 123
    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the Stock Option Plan. Had compensation cost for the Company's Stock Option Plan been determined based on the fair value at the grant date for awards during the year ended December 31, 1998, the Company's net loss would be adjusted to the pro forma amount indicated below:

                                           DECEMBER 31,
                                               1998
                                           ------------
       Net loss - as reported              $11,020,318

       Net loss - pro forma                $11,203,494

    The fair value of each common stock option grant was estimated on the date of grant using the minimum value option-pricing model with the following weighted-average assumptions used for common stock grants during the year ended December 31, 1998: no dividend yield; a risk-free interest rate of 5.58%, and an expected life of 8 years.


7.  BENEFIT PLANS

    The Company has a 401(k) benefit plan available to substantially all employees after a minimum employment period. Employees may contribute portions of their wages on a tax-deferred basis to the plan. Employees immediately vest 100% in their own contributions. The Company made discretionary and matching contributions aggregating $46,969, $84,000 and $86,996 in 1998, 1997 and 1996, respectively, to the plan.

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

8.  INCOME TAXES

    From 1994 through 1997, the Company was organized as a trust and claimed it was not subject to federal and state income taxes. Accordingly, the Company has not recorded provisions for income taxes since the Trust's income or loss was attributable to the individual beneficiaries of the Trust and its related trusts. The tax returns of the Trust and its related trusts were subject to examination by federal and state taxing authorities.

    During 1998, the Internal Revenue Service (IRS) took the position that the Musician's Friend Trust was an association which is taxable as a corporation and not as a trust. Accordingly, the IRS asserted that the Company was required to file its tax returns and pay income taxes at corporate rates in effect.

    Alternatively, the IRS contended that the Trust and related beneficiary trusts were formed to avoid federal income taxes which were legally owed by the Company and the individuals involved.

    As a result, the IRS issued reports to the Musician's Friend Trust claiming taxes due of $4,443,000 for the years 1994-1996, with penalties aggregating $1,286,000 and related interest. No claims relating to 1997 have been quantified to date in the IRS reports. The Company had operated as an S corporation for years prior to 1994. Accordingly, the Company's taxable income for 1994 and prior years had been attributed to the owners.

    The Company is contesting the positions of the Internal Revenue Service.

    During 1999, the IRS offered to impose income taxes on the earnings of the Company as if it had been an S Corporation under the Internal Revenue Code for all years. Accordingly, pursuant to such offer, the taxable income
    (loss) of the Company for all years through December 31, 1997 would be attributed to the owners of the Company and not to the Company itself. The owners have not remitted income taxes relating to the Company's taxable income for 1994-1997.

    Based on the proposed offer from the IRS, the Company has not recorded a liability or provision for income taxes or related penalties and interest on the accompanying financial statements. However, unless and until the issues with the IRS are fully resolved, there can be no assurance that the Company will not be compelled to make income tax payments, with related penalties and interest relating to its taxable income.

    On January 1, 1998, the Company applied for and received C Corporation status for income tax purposes. The Company incurred net operating losses during 1998, resulting in the establishment of a deferred tax asset as of December 31, 1998. The Company has fully reserved such asset due to uncertainties surrounding the projection of taxable income to future years and based on the IRS offer described above.


9.  COMMITMENTS

    The Company leases its operating facilities which include various office buildings, warehouses, retail stores and related parking lots. In addition, the Company has lease commitments for various office and warehouse equipment. All of the leases are operating leases with terms of one to ten years with five-year renewal options which the Company intends to exercise. See Note 10 for related party leases.

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

9.  COMMITMENTS (CONTINUED)

    The following schedule summarizes future minimum rental payments due to unrelated parties, net of any sublease rentals, under operating leases that have noncancelable lease terms as of December 31, 1998:

              1999                          $  1,902,351
              2000                             1,855,034
              2001                             1,861,352
              2002                             1,588,972
              2003                             1,676,261
           Thereafter                          6,724,373
                                            ------------
                                            $ 15,608,343
                                            ------------
                                            ------------

    Total rent expense to unrelated parties aggregated $1,230,901, $333,154 and $103,835 for the years ended December 31, 1998, 1997 and 1996, respectively.


10. RELATED PARTY TRANSACTIONS

    The Company leases its corporate office facility from certain owners. The lease requires monthly payments of $18,232 with annual increases of 5% and expires August 31, 2000. The Company intends to renew the lease for an additional five years. Rental expense, aggregating $222,438, $211,845 and $201,757 for the years ended December 31, 1998, 1997 and 1996, respectively, is included in general and administrative expense.

    Future minimum lease payments under lease agreements with related parties at December 31, 1998 are summarized as follows:

              1999                            $   118,696
              2000                                124,631
              2001                                130,862
              2002                                137,405
              2003                                144,276
           Thereafter                             797,208
                                              -----------
                                              $ 1,453,078
                                              -----------
                                              -----------

    See Note 13.

    During 1998, the Company distributed $100,000 to the Trust for potential future legal, accounting and other costs related to the conversion to a C corporation. During 1997 and 1996, the beneficiaries of the Trust provided certain management services to the Company. Fees for such services totaled $659,358 and $508,568, respectively. In addition, the Company paid fees of $240,000 and $204,000 to its board of trustees during 1997 and 1996, respectively.

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

11. LITIGATION

    The Company is involved in various legal proceedings related to its operations. When it is possible to make a reasonable estimate of the Company's liability with respect to probable claims, an appropriate provision is made. While the ultimate disposition of such proceedings is not determinable, the Company believes that the outcome of such litigation will not have a significant impact on the Company's financial position or results of operations. The Company had no provisions related to legal claims at either December 31, 1998 or 1997.


12. SEGMENT REPORTING

    During 1998, the Company began managing its business as two reporting segments: retail outlets and direct sales. Direct sales include marketing and distributing products via catalog and/or the internet. The cost of warehousing and corporate overhead costs are included in the direct sales segment. While a significant portion of the Company's assets and liabilities are primarily used by one of the Company's segments, the Company has not yet segregated its balance sheet accounts into segments. Consequently, no balance sheet information is available by segment. In addition, the Company does not yet manage its business beyond operating income (loss). The Company accounts for its intersegment activity at cost. The following summary presents the Company's operations by segment:

                                 DIRECT SALES         RETAIL        COMBINED
                                 ------------     ------------    ------------
     Net sales                   $ 74,342,730     $ 19,709,652    $ 94,052,382
     Cost of sales                 54,481,577       13,465,838      67,947,415
                                 ------------     ------------    ------------

       Gross profit                19,861,153        6,243,814      26,104,967

     Operating expenses            26,819,974        7,981,962      34,801,936
                                 ------------     ------------    ------------

     Operating income (loss)     $ (6,958,821)    $ (1,738,148)   $ (8,696,969)
                                 ------------     ------------    ------------
                                 ------------     ------------    ------------

13. SUBSEQUENT EVENT

    On May 28, 1999, the Company completed its merger with Guitar Center, Inc. ("GCI"), a publicly held corporation, with GCI as the surviving corporation. The merger is expected to be accounted for as a pooling of interests. Prior to the closing of the merger agreement, the subordinated noteholders collectively contributed all rights, title and interest of the principal debt, together with all accrued and unpaid interest in the subordinated notes, for an amount aggregating $13,869,942 as a capital contribution to the Company in exchange for 86,912.57 shares of Musician's Friend, Inc. common stock.

    In addition, two related party trusts contributed collectively real and personal property (specifically the Medford Corporate office and warehouse buildings, structures, fixtures and improvements leased by MFI during 1996, 1997 and 1998) to the Company in exchange for 8,734 shares of Musician's Friend, Inc. common stock.

MUSICIAN'S FRIEND, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-------------------------------------------------------------------------------

13. SUBSEQUENT EVENT (CONTINUED)

    Under the terms of the merger agreement, GCI issued 1,959,970 shares of its common stock, representing 8.9% of the outstanding stock of the merged company, to the shareholders of Musician's Friend, Inc. GCI is a retail music company based in Agoura Hills, California.

    Upon consummation of the merger, pre-existing stock options of Company employees were converted utilizing a ratio of 10.02 to one.

    As a part of the merger, a Tax Audit Escrow fund of 20% of the GCI common stock issued pursuant to the merger was established to compensate for any damages incurred or sustained by the merged company as a result of or arising out of tax issues raised in connection with the restructuring of Musician's Friend, Inc., a Sub-chapter S Corporation prior to 1994, and another corporation into Musician's Friend Trust, the operations, income distributions and tax returns of the Trust and related entities subsequent to that restructuring, the transfer of assets and liabilities by the Trust to the Company or the IRS reports during 1998 relating to the Trust's taxable years ended December 31, 1994, 1995 and 1996. See Note 8.

    There were no significant transactions between GCI and the Company prior to the combination.

                                   APPENDIX B

                               Guitar Center, Inc.
                     Pro Forma Combined Financial Statements

                 GUITAR CENTER, INC. AND MUSICIAN'S FRIEND, INC.
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS


These unaudited pro forma combining balance sheet and statements of operations reflect the financial position and results of operations of Guitar Center, Inc. ("Guitar Center") and Musician's Friend, Inc. ("Musician's Friend"). The pro forma combined statements of operations of Guitar Center and Musician's Friend were prepared as if the merger occurred as of the beginning of the periods presented and are not necessarily indicative of operating results which would have been achieved had the merger been consummated at the beginning of such period and should not be construed as representative of future operations.

The pro forma condensed combining financial statements should be read in conjunction with the 1998 Annual Report on Form 10-K of Guitar Center, the Quarterly Report on Form 10-Q of Guitar Center for the period ended March 31, 1999, the current report on Form 8-K regarding Guitar Center's merger of Musician's Friend filed with the Securities and Exchange Commission on June 4,1999, and the audited financial statements of Musician's Friend included in this Form 8-K filing.

On May 28, 1999, Guitar Center received all the outstanding Musician's Friend common shares in exchange for 1,959,700 shares of Guitar Center common stock in a transaction that was accounted for as a pooling of interests. Accordingly, all financial information has been restated to reflect the combined operations of Musician's Friend and Guitar Center for the periods indicated.

The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions based on information currently available. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial positions or the results that actually would have been realized had the entities been a single entity during the periods presented.

                GUITAR CENTER, INC. AND MUSICIAN'S FRIEND, INC.
                  PRO FORMA CONDENSED COMBINING BALANCE SHEET
                              DECEMBER 31, 1998
                                  (in 000s)

                                                                    AS REPORTED
                                                     -----------------------------------------     PRO FORMA             PRO FORMA
ASSETS                                                  GUITAR CENTER        MUSICIAN'S FRIEND    ADJUSTMENTS             TOTAL
Current assets:
     Cash and cash equivalents                            $     113                $    359                             $     472
     Accounts receivable, net                                10,575                   3,039                                13,614
     Merchandise inventories                                102,853                  24,104                               126,957
     Prepaid expenses and other current assets                4,990                   1,184                                 6,174
     Employee notes                                               -                                                             -
                                                          ---------                --------        ---------          -----------
Total current assets                                        118,531                  28,686                -              147,217
Property and equipment, net                                  34,754                   7,656            1,750 (1)           44,160
Deferred income taxes                                        10,431                       -                                10,431
Goodwill, net                                                 4,618                       -                                 4,618
Other assets                                                  3,260                     122                                 3,382
                                                          ---------                --------        ---------          -----------
        Total assets                                      $ 171,594                $ 36,464         $  1,750           $  209,808
                                                          ---------                --------        ---------          -----------
                                                          ---------                --------        ---------          -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                     $  18,790                $ 16,606                             $  35,396
     Accrued expenses                                        14,648                   1,042             (556)(1),(2)       15,134
     Merchandise advances                                     4,918                   2,229                                 7,147
     Revolving line of credit                                 7,723                  13,127                                20,850
     Current portion of long-term debt                            -                     527             (276)(2)              251
                                                          ---------                --------        ---------          -----------
Total current liabilities                                    46,079                  33,531             (832)              78,778
Other long-term liabilities                                   1,426                   1,045              (15)(1)            2,456
Notes payable - related parties                                                      13,071          (13,071)(2)                -
Long-term debt                                               66,691                                                        66,691
Stockholders' equity:                                                                                                           -
     Common stock, $0.01 par value                              201                       -               20 (1),(2)          221
     Additional paid in capital                             228,195                                   15,648 (1),(2)      243,843
     Accumulated deficit                                   (170,998)                (11,183)                             (182,181)
                                                          ---------                --------        ---------          -----------
Total stockholders' equity                                   57,398                 (11,183)          15,668               61,883
                                                          ---------                --------        ---------          -----------
        Total liabilities and stockholders' equity        $ 171,594                $ 36,464         $  1,750            $ 209,808
                                                          ---------                --------        ---------          -----------
                                                          ---------                --------        ---------          -----------

               See Notes to Pro Forma Combined Financial Statements

                GUITAR CENTER, INC. AND MUSICIAN'S FRIEND, INC.
            PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        QUARTER ENDED MARCH 31, 1999
                      (IN 000S, EXCEPT PER SHARE DATA)

                                                            (unaudited)

                                                                    AS REPORTED
                                                     -----------------------------------------     PRO FORMA             PRO FORMA
                                                        GUITAR CENTER        MUSICIAN'S FRIEND    ADJUSTMENTS            COMBINED
Net sales                                                $ 109,904              $ 25,534                                 $135,438
Cost of goods sold, buying and occupancy                    81,007                19,382                                 $100,389
                                                         ---------              --------           --------              --------
Gross profit                                                28,897                 6,152                                   35,049
Selling, general and administrative expenses                20,813                 7,728                (78) (1)           28,463
Deferred compensation expense                                    -                     -                                        -
                                                         ---------              --------           --------              --------
Operating income (loss)                                      8,084                (1,576)                78                 6,586
Other (expense) income
     Interest (expense) income, net                         (2,088)                 (665)               300  (2)           (2,453)
     Transaction expense                                                               -                                        -
     Other (expense) income, net                                                       -                                        -
                                                         ---------              --------           --------              --------
Income (loss) before income taxes                            5,996                (2,241)               222                 4,133
Income tax expense/ (benefit)                                2,099                     9                                    2,108
                                                         ---------              --------           --------              --------
Income before change in accounting principle                 3,897                (2,250)               222                 2,025
Cumulative effect of change in accounting
     principle - write off of preopening costs               1,074                                                          1,074
                                                         ---------              --------           --------              --------
Net income                                               $   2,823              $ (2,250)           $   222              $    951
                                                         ---------              --------           --------              --------
                                                         ---------              --------           --------              --------


Net income per common share
     Basic                                               $    0.14                                                       $   0.04
     Diluted                                             $    0.14                                                       $   0.04

Weighted average shares outstanding
     Basic                                                  20,101                 1,002  (4)           958  (4)           22,061
     Diluted                                                20,846                 1,018  (4)           958  (4)           22,822


               See Notes to Pro Forma Combined Financial Statements

                GUITAR CENTER, INC. AND MUSICIAN'S FRIEND, INC.
              PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1998
                      (IN 000S, EXCEPT PER SHARE DATA)


                                                                    AS REPORTED
                                                     -----------------------------------------     PRO FORMA             PRO FORMA
                                                        GUITAR CENTER        MUSICIAN'S FRIEND    ADJUSTMENTS            COMBINED

Net sales                                                $ 391,665                $ 94,052                              $485,717
Cost of goods sold, buying and occupancy                   282,023                  67,947                               349,970
                                                         ---------                --------         --------             --------
Gross profit                                               109,642                  26,105               -               135,747
Selling, general and administrative expenses                77,182                  34,802            (164) (1)          111,820
Deferred compensation expense                                    -                       -                                     -
                                                         ---------                --------         --------             --------
Operating income (loss)                                     32,460                  (8,697)            164                23,927
Other (expense) income
     Interest (expense) income, net                         (8,509)                 (2,336)          1,262  (2)          (9,583)
     Transaction expense                                         -                       -                                     -
     Other (expense) income, net                               324                      15                                   339
                                                         ---------                --------         --------             --------
Income before income taxes                                  24,275                 (11,018)          1,426                14,683
Income tax benefit                                          (3,158)                      2                                (3,156)
                                                         ---------                --------         --------             --------
Net income (loss)                                        $  27,433                $(11,020)        $ 1,426              $ 17,839
                                                         ---------                --------         --------             --------
                                                         ---------                --------         --------             --------


Net income per common share
     Basic                                               $    1.39                                                      $   0.82
     Diluted                                             $    1.31                                                      $   0.78

Weighted average shares outstanding
     Basic                                                  19,766                   1,002 (4)         958  (4)           21,726
     Diluted                                                20,923                   1,020 (4)         958  (4)           22,901

               See Notes to Pro Forma Combined Financial Statements

                GUITAR CENTER, INC. AND MUSICIAN'S FRIEND, INC.
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1997
                      (IN 000S, EXCEPT PER SHARE DATA)


                                                                    AS REPORTED
                                                     -----------------------------------------     PRO FORMA             PRO FORMA
                                                        GUITAR CENTER        MUSICIAN'S FRIEND    ADJUSTMENTS            COMBINED

Net sales                                               $ 296,655                $ 70,690                                $367,353
Cost of goods sold, buying and occupancy                  214,345                  48,018                                $262,363
                                                        ---------                --------           --------             --------
Gross profit                                               82,310                  22,680                                 104,990
Selling, general and administrative expenses               56,915                  17,672              (124) (1)           74,463
Deferred compensation expense                                   -                       -                                       -
                                                        ---------                --------           --------             --------
Operating income (loss)                                    25,395                   5,008               124                30,527
Other (expense) income
     Interest (expense) income, net                        (8,928)                   (964)              810  (2)           (9,022)
     Transaction expense                                     (755)                      -                                    (755)
     Other (expense) income, net                              535                     102                                     637
                                                        ---------                --------           --------             --------
Income (loss) before income taxes and
 extraordinary loss                                        16,247                   4,146               994                21,387
Income tax expense (benefit)                               (2,833)                      -             2,056  (3)             (777)
                                                        ---------                --------           --------             --------
Income before extraordinary loss                           19,080                   4,146            (1,062)               22,164
Extraordinary loss on early extinguishment
 of debt, net of tax benefit of $1,679                     (2,739)                      -                                  (2,739)
                                                        ---------                --------           --------             --------
Net income                                              $  16,341                $  4,146          $ (1,062)             $ 19,425
                                                        ---------                --------           --------             --------
                                                        ---------                --------           --------             --------

Net income per common share
     Basic                                              $    0.85                                                        $   0.91
     Diluted                                            $    0.79                                                        $   0.86

Weighted average shares outstanding
     Basic                                                 19,331                   1,002 (4)           958  (4)           21,291
     Diluted                                               20,602                   1,002 (4)           958  (4)           22,562

               See Notes to Pro Forma Combined Financial Statements

                GUITAR CENTER, INC. AND MUSICIAN'S FRIEND, INC.
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1996
                      (IN 000S, EXCEPT PER SHARE DATA)


                                                                    AS REPORTED
                                                     -----------------------------------------     PRO FORMA             PRO FORMA
                                                        GUITAR CENTER        MUSICIAN'S FRIEND    ADJUSTMENTS            COMBINED

Net sales                                                $   213,294             $ 46,373                              259,667
Cost of goods sold, buying and occupancy                     153,222               30,500                              183,722
                                                         -----------             --------       --------             ---------
Gross profit                                                  60,072               15,873              -                75,945
Selling, general and administrative expenses                  41,345               10,397           (114) (1)           51,628
Deferred compensation expense                                 71,760                    -                               71,760
                                                         -----------             --------       --------             ---------
Operating income (loss)                                      (53,033)               5,476            114               (47,443)
Other (expense) income
     Interest (expense) income, net                          (12,169)                (388)           378  (2)          (12,179)
     Transaction expense                                      (6,942)                   -                               (6,942)
     Other (expense) income, net                                (126)                 303                                  177
                                                         -----------             --------       --------             ---------
Income (loss) before income taxes                            (72,270)               5,391            492               (66,387)
Income taxes                                                     139                    -          2,353  (3)            2,492
                                                         -----------             --------       --------             ---------
Net income (loss)                                        $   (72,409)            $  5,391       $ (1,861)             $(68,879)
                                                         -----------             --------       --------             ---------
                                                         -----------             --------       --------             ---------


Net loss per common share
     Basic                                               $     (3.75)                                                 $  (3.24)
     Diluted                                             $     (3.55)                                                 $  (3.08)

Weighted average shares outstanding
     Basic                                                    19,329                1,002 (4)        958  (4)           21,289
     Diluted                                                  20,420                1,002 (4)        958  (4)           22,380


               See Notes to Pro Forma Combined Financial Statements

The pro forma combined balance sheet as of December 31, 1998 and the pro forma combined statements of operations for the years ended December 31, 1998, 1997, 1996 and the three months ended March 31, 1999 reflect the following adjustments necessary to reflect the pooling-of-interests of Guitar Center and Musician's Friend.

1. To record the contribution of Musician's Friend's corporate headquarters property previously owned by its shareholders. In connection with the merger, the property was contributed by the shareholders to Musician's Friend in exchange for 8,734 shares of Musician's Friend common stock. The property had a fair value of $1,750,000 at the date of contribution. Additional adjustments reflect the reversing of related rent expense and straight line rent liability and recording of related depreciation expense on the value allocated to the building.

2. To record the exchange of related party notes to equity. In connection with the merger, certain debt investments with an aggregate amount of $15,900,000 (including accrued interest) held by certain shareholders were exchanged for 86,913 shares of common stock. Additional adjustments recorded to elimination of related party note interest for all statement of operations presented.

3. The additional unaudited pro forma data is based upon historical combined income before taxes adjusted to reflect a provision for income taxes as if Musician's Friend had been a C corporation for all periods presented. Income tax benefits are not recognized on losses presented for Musicians Friend, as the post merger losses of Musicians Friend will not be available to offset income generated at Guitar Center, and it is assumed for purposes of these pro forma combined financial statements that deferred tax assets created by such losses will not meet the recognition requirements of SFAS 109, ACCOUNTING FOR INCOME TAXES.

4. Pro forma basic net income (loss) per share is computed based on the weighted average number of common shares outstanding. Pro forma diluted net income (loss) per share is computed based on the weighted average number of common shares plus the dilutive impact of options and convertible securities for each period after giving effect to the combination on a pooling-of-interests basis. Pro forma shares and net income (loss) per share is presented to reflect the issuance of Musician's Friend common stock (and options for diluted earnings per share) based on the Exchange ratio of 10.02.